Exhibit 10.9

MEDWORTH ACQUISITION CORP.

247 SW 8th Street, #279

Miami, FL 33130

PH: 305-786-1120

FAX: 305-395-5219

February 22, 2013

Mr. Anthony Minnuto

Allied Medical Suppy Inc.

999 Brickell Avenue

Suite 800

Miami, FL 33131

Dear Anthony:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of MedWorth Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Allied Medical Supply Inc. (“Provider”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 999 Brickell Avenue, Suite 800, Miami, FL 33131 (or any successor location). In exchange therefore, the Company shall pay Provider the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Provider hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

MEDWORTH ACQUISITION CORP.

		By:	/s/ Charles F. Fistel
Charles F. Fistel
CEO

AGREED TO AND ACCEPTED BY:

ALLIED MEDICAL SUPPLY INC.

By:	/s/ Anthony Minnuto
Anthony Minnuto
President